Exhibit 10.20



                              CONSULTING AGREEMENT

         THIS AGREEMENT dated for reference the 1st day of August, 2003.

BETWEEN:

         Paul Guterres

         (the "Consultant")

         OF THE FIRST PART AND:

         ESSENTIAL INNOVATIONS TECHNOLOGY CORP., a company duly incorporated pursuant to the laws of the State of Nevada and having its registered office at One East First Street, Reno, Nevada, U.S.A., 89501.

         (the "Company")

         OF THE SECOND PART

WHEREAS:

A. The Company carries on business of research and development and sales and marketing of lifestyle enhancement systems and processes (the "Business"); and

B. The Company, Essential Innovations Technology Corporation, desires to retain the Consultant to perform services for the Company in accordance with the terms and on the conditions set forth in this Agreement.

THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and Agreements herein contained, the parties hereto covenant and agree with each other as follows:

1.00 APPOINTMENT

1.01 The Company hereby engages the Consultant as an independent contractor to develop sales, marketing and distribution channels in offshore markets, mainly Asia, in particular Hong Kong and China, and to set-up and liaise with potential financing and funding sources in Canada, British Columbia in particular, in the USA, particularly California and New York, and Asia, particularly Hong Kong and China, with the purpose of promoting and providing public relations for " The Company" - in accordance with the Company's business plan, investment, capitalization and available funds on a full time basis throughout the Term (as hereinafter defined) on the terms and conditions herein set forth.


2.00 TERM

2.01     The engagement of the Consultant hereunder will be for a term of one
         (1) year commencing as and from August 1, 2003 (the "Term"), subject to earlier termination as provided for herein.

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3.00 REMUNERATION

3.01 The remuneration to be paid to the Consultant by the Company hereunder, subject to renewal, will be subject to annual review by the Company's board of directors. If the parties fail to agree on the remuneration to be paid to the Consultant by the Company hereunder, the amount of such remuneration will be determined by arbitration pursuant to the provisions of Clause 9.00 hereof.

3.02     Remuneration Schedule:     $5,000 USD/month for duration of Agreement
                                    Fees are to accrue until such time it is possible for the Company to make the payment in a timely manner

         In order to coordinate the Company's and Finder's respective efforts during the period of engagement hereunder, Finder will from time to time notify the Company of potential Targets it is contacting. If the proposed Target is acceptable to the Company and has not been previously introduced to the Company, the Company will promptly inform Finder in writing. Finder will then introduce representatives of the Company to representatives of the Target

4.00 TERMS AND CONDITIONS OF CONSULTANCY

4.01 The Consultant will serve the Company as a liaison and public relations facilitator to generate sales, marketing and distribution channels for current and future products and services and to serve as intermediary to various financial and funding sources always working in the most profitable and efficient manner.

4.02 The Consultant shall carry out such further duties and projects as requested by the President of the Company and shall report to the President or such other person as the President may advise.

4.03 The Consultant does not have the power to enter into any contracts on behalf of the Company and without limiting the generality of the foregoing, to authorize any borrowing, financial commitments, lending, pledging, selling, assigning or employment without the specific written approval of the Company.

4.04 The Consultant will well and faithfully serve the Company during the continuance of his term of engagement hereunder and will use his best efforts to promote the interests of the Company and its Business.

5.00 CONFIDENTIALITY AND INVENTIONS AGREEMENT

5.01 For purposes of this Agreement, the term Confidential Information includes any information in any form or medium, including without limitation written records, documents, computer-readable disks, tapes, printouts, sound recordings, photographs, reproductions, sketches, notes, or copies or excerpts of them, or other documents or materials, that the Company considers confidential, whether or not marked as confidential. Confidential Information includes inventions (as defined below), software, source code, object code, algorithms, procedures, databases, compilations, technical data, formulas, theories, methods, equipment, samples, designs, data, specifications, drawings, blueprints, prototypes, models, business plans, customer lists, contacts and information, sales and marketing reports, proposals, prices, costs, personnel and payroll records, mailing lists, accounting records, and other trade secrets and information concerning the businesses and other ventures which the Company now operates or may operate in the future. For purposes of this Agreement, "Inventions"

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         shall include but not be limited to ideas, improvements, or other
         Confidential Information, whether or not patentable and whether or not reduced to practice, made or conceived by the Consultant (whether made solely by him or jointly with others), during the period of his employment/engagement with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to the Consultant or any work performed by him for or on behalf of the Company or its subsidiaries or ventures. For purposes of this Agreement, the terms "contractor," and derivatives thereof include without limitation "consultant" and "independent contractor," and use of the terms "contractor" or derivatives shall not be deemed to create an employer-employee relationship between the Company and the undersigned. In regard to the above, the Consultant agrees as follows:

         (a) during the employment/engagement by the Company, the Consultant will not disclose or make use of any Confidential Information except as necessary for the performance of his duties as an contractor of the Company or as authorized in writing by the Company;

         (b) after the employment/engagement by the Company has terminated for any reason, the Consultant will not disclose or make use of any Confidential Information for any purpose, either on his own behalf or on behalf of another person, entity, or business;

         (c) during the employment/engagement with the Company, the Consultant will not provide to the Company or make use of any trade secrets or other confidential information belonging to another employer or other third party without the express approval of both the Company and such other employer or other third party;

         (d) the Consultant represent that he is not subject to any confidentiality, non-competition, or other agreement with any other employer or other third party that would conflict with this Agreement or prevent him from performing all his assigned duties as an contractor of the Company;

         (e) upon demand by the Company or upon termination of the Consultant's employment/engagement for any reason, the Consultant will immediately assemble all property and records of the Company in his possession or under his control, including all copies, excerpts, derivations and duplications thereof, and return them promptly and unconditionally to the Company; and

         (f) the Consultant agrees that during his employment/engagement, and for a period of one (1) year after the termination of his employment/engagement for any reason, he will not knowingly, either directly or indirectly, for himself or for any other person or entity, hire , solicit or induce (other than to the extent of normal advertising of positrons open) any employee, independent contractor or consultant of the Company to leave their employment or engagement or to cease doing business with the Company.

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6.00 RESTRICTIVE COVENANT

6.01 The Consultant covenants and agrees with the Company that he will not within a one (1) year period, without the prior written consent of the
         Company:

         (a) directly or indirectly, in any capacity whatsoever, alone or in association with any other person, firm or corporation (other than the Company), as an employee, principal, agent, shareholder, director, guarantor, creditor, or in any other relationship whatsoever, engage or be concerned or interested in any business similar to the business of the Company and which may compete with the Company's business at any time during that period in any territory in which the Company carries on such business during that period; or

         (b) directly or indirectly, whether as principal, agent, employee, director of company or otherwise, by means of any corporate or other device, or, in the case of a corporate Shareholder, through its Representative, solicit or aid in the solicitation of any business similar to the Company's business to be carried on by the Company from any customer or customers of the Company or, in the event of the Covenanting Shareholder having ceased to be a Shareholder, any customer or customers of the Company with whom he had business dealings on behalf of the Company within a period of thirty-six (36) months immediately prior to his ceasing to be a Shareholder in the Company; or

         (c) directly or indirectly, use or disclose to any person, except duly authorized officers and employees of the Company entitled thereto, any trade secret, business data, or other information acquired by him by reason of his involvement and association with the Company.

6.02 As it is recognized by all the parties hereto that irreparable damage would result from any violation of Paragraph 6.01 above, it is expressly agreed that, in addition to any and all of the remedies available to it, each party will have the immediate remedy of injunction or such other equitable relief as may be decreed or issued by any court of competent jurisdiction to enforce Paragraph 6.01 hereof.

6.03 In the event that any clause or operation of Paragraph 6.01 or 6.02 is unenforceable or declared invalid for any reason whatever, such unenforceability or invalidity will not affect the enforceability or validity of the remaining portions of Paragraphs 6.01 and 6.02 and such unenforceability or invalidity will be severable from such paragraphs and this Agreement.

7.00 TERMINATION

7.01 This Agreement may be terminated in the following manner and in the following circumstances:

         (a) at any time by notice in writing from the Company to the Consultant for cause, including, but not limited to, a breach by the Consultant of any of the terms and conditions of this Agreement with the Company dated August 1st, 2003;

         (b) at any time by the Company paying to the Consultant the balance of the term herein or pursuant to any renewal; and

         (c)      if termination is by the Consultant, upon no less than ninety
                  (90) days notice to the Company.

         Notwithstanding any termination, Clauses 5.00 and 6.00 remain binding and enforceable.

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8.00 INDEMNITY

8.01 The Consultant will indemnify and hold harmless from the Company from and against:

         (a) any and all liabilities, whether accrued, absolute, contingent or otherwise, in regard to any taxes, government withholdings, and without limiting the generality of the foregoing, income tax, GST, PST, workers' compensation, CPP and EI;

         (b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Consultant under this Agreement; and

         (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

9.00 ARBITRATION

9.01 If there is any disagreement between the parties hereto with respect to the terms of this Agreement or the interpretation thereof, the same will be referred to a single arbitrator pursuant to the Commercial Arbitration Act (B.C.), and any amendments thereto, and the determination of such arbitrator will be final and binding upon the parties hereto.

10.00 INTERPRETATION

10.01 Each provision of this Agreement is declared to constitute a separate and distinct covenant and will be severable from all other such separate and distinct covenants.

10.02 If any covenant or provision is determined to be void or unenforceable, in whole or in part, it will not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

10.03 The headings in this Agreement form no part of the agreement between the parties and will be deemed to have been inserted for convenience only and will not affect the construction hereof.

10.04 Wherever the singular or the masculine is used herein, the same will be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

11.00 GOVERNING LAW

11.01 This Agreement will, in all respects, be governed by and construed in accordance with the laws of the Province of British Columbia.

12.00 FURTHER DOCUMENTS

12.01 The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

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13.00 ASSIGNMENT

13.01 The Consultant may assign his contract to a company in which he is employed to carry out his obligations on behalf of the assignee. This assignment is subject to the reasonable approval of the Company.

14.00    NOTICE

14.01 Any notice in writing required or permitted to be given to either party hereunder will be deemed to have been well and sufficiently given if mailed by prepaid registered mail or delivered or telecopied to the address of the party to whom it is directed set forth on page 1, or such other address as either party may from time to time direct in writing and any such notice will be deemed to have been received, if mailed, seven (7) business days after the date of mailing and, if delivered or telecopied, upon the date of delivery or telecopy. If normal mail service is interrupted by strike, slow down, force majeure or other cause, a notice sent by mail will not be deemed to be received until actually received, and the party sending the notice will deliver such notice in order to ensure receipt thereof.

15.00 ENTIRE AGREEMENT

15.01 The provisions herein constitute the entire agreement between the parties and supersede all previous expectations, undertakings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

16.00 NO PARTNERSHIP

16.01 No agency, employment or partnership is hereby created between the parties and no representations will be made by either party which would create any apparent agency or partnership between the parties hereto.

17.00 INDEPENDENT LEGAL ADVICE

17.01 The parties hereto confirm that they have been recommended to obtain independent legal advice prior to the execution of this Agreement and confirm that they have obtained independent legal advise or alternatively, have waived their right to the same. Holmes Greenslade and Stephen D. Holmes do not act for any of the parties herein.

18.00 ENUREMENT

18.01 The provisions of this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and assigns.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED        )
by                                  )
in the presence of:                 )
                                    )
/s/ Ken Telford                     )        /s/ Paul Guterres
---------------------------------         -----------------------------
Signature of Witness                )
                                    )
Ken Telford                         )
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Name (print)                        )

7/D Vista Court, Discovery Bay,     )
Hong Kong                           )
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Address                             )
                                    )
CFO                                 )
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Occupation                          )


THE CORPORATE SEAL OF               )
ESSENTIAL INNOVATIONS               )
TECHNOLOGY CORP. was affixed        )
hereto in the presence of:          )
                                    )
Jason McDiarmid                     )                 c/s
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Authorized Signatory                )
                                    )
                                    )
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Authorized Signatory                )